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SELLERS AND ANDERSEN, L.L.C.                      941 East 3300 South, Suite 202
----------------------------                      Salt Lake City, Utah 84106
CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS
Member SEC Practice Section of the AICPA
                                                          Telephone 801 486-0096
                                                                Fax 801 486-0098










CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in a Statement on Form 8-K of our report dated July 7, 2003 accompanying the audited balance sheet of Centre Capital Corporation at September 31, 2002 and the related statements of operations, stockholders' equity, and cash flows for the years ended September 31, 2002 and 2001 and to be named as an expert.

August 5,  2003




                                     s/ Sellers and Andersen LLC